                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 14, 2003

                              DELTA AIR LINES, INC.
             (Exact name of registrant as specified in its charter)

              Delaware                              1-5424                            58-0218548
    (State or other jurisdiction           (Commission File Number)                 (IRS Employer
         of incorporation)                                                       Identification No.)

                   P.O. Box 20706, Atlanta, Georgia 30320-6001
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (404) 715-2600

                                 Not Applicable
          (Former name or former address, if changed since last report)

ITEM 9.  REGULATION FD DISCLOSURE AND
ITEM 12.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Financial Results for the Quarter Ended September 30, 2003

Delta Air Lines, Inc. (Delta) today issued a press release reporting financial results for the quarter ended September 30, 2003. The press release is furnished as Attachment A. Delta also will be providing supplemental data for the September 2003 quarter to certain analysts. The supplemental data is furnished as Attachment B. The information furnished in this Form 8-K shall not be deemed incorporated by reference into any other filing with the Securities and Exchange Commission.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      DELTA AIR LINES, INC.


                                      BY:       /s/ Edward H. Bastian
                                                ---------------------
                                                Edward H. Bastian
                                                Senior Vice President - Finance
                                                and Controller


Date:    October 14, 2003

                                                                   ATTACHMENT A


FOR IMMEDIATE DISTRIBUTION

CONTACT:             Corporate Communications                Investor Relations
                     404-715-2554                            404-715-6679

               DELTA AIR LINES REPORTS THIRD QUARTER 2003 RESULTS

ATLANTA, Oct. 14, 2003 -- Delta Air Lines (NYSE: DAL) today reported results for the quarter ending Sept. 30, 2003, and other significant news. The key points are, Delta:

- REPORTS A THIRD QUARTER NET LOSS OF $164 MILLION, OR $1.36 LOSS PER COMMON SHARE.

- EXCLUDING UNUSUAL ITEMS DESCRIBED BELOW, REPORTS A THIRD QUARTER NET LOSS OF $172 MILLION, OR $1.43 LOSS PER COMMON SHARE.

- ENDS QUARTER WITH $2.9 BILLION IN CASH, OF WHICH $2.7 BILLION IS UNRESTRICTED CASH.

- ANNOUNCES FURTHER CHANGES TO ITS FLEET PLAN TO ENSURE LONG-TERM STABILITY, INCLUDING THE SALE OF 11 AIRCRAFT SCHEDULED FOR DELIVERY TO DELTA IN 2005.

         Delta Air Lines reported a net loss of $164 million and a loss per share of $1.36 for the September 2003 quarter. In the September 2002 quarter, Delta reported a net loss of $326 million and a loss per share of $2.67.

         Excluding the unusual items described below, the September 2003 quarter net loss and loss per share were $172 million and $1.43, respectively, compared to a net loss of $212 million and loss per share of $1.75 in the September 2002 quarter. The First Call consensus estimate for the September 2003 quarter was a loss per share of $1.46, excluding unusual items. Positive cash flow from operating activities was $201 million for the September 2003 quarter.

         Note 1 to the attached Consolidated Statements of Operations shows a reconciliation of Delta's net loss reported under Generally Accepted Accounting Principles in the United States (GAAP) to the net loss excluding unusual items, as well as reconciliations of other financial measures including and excluding unusual items.

EARNINGS PERFORMANCE

         "Over the past two years, our industry has undergone dramatic, permanent changes. Today's results, while somewhat better than we expected, show that Delta's challenges are not yet over," said Leo F. Mullin, Delta's chairman and chief executive officer. "To meet these challenges, Delta people have in place programs across the company intended to rebalance our revenue to cost relationship. At the same time, we are making prudent and strategic investments in technology, regional jet aircraft, our new low-fare operation, as well as in other areas. Taken together, these steps will strengthen the company over the long term by enhancing our cost competitiveness and positioning us for sustained success."

         Third quarter operating revenues increased 0.7 percent and passenger unit revenues increased 8.0 percent, compared to the September 2002 quarter. Delta has continued to outperform the industry in year-over-year unit revenue comparisons for each of the last 16 months through August 2003.

         Operating expenses for the September 2003 quarter decreased 7.4 percent and unit costs decreased 1.2 percent as a result of charges taken during the September 2002 quarter. Excluding unusual items, unit costs increased 4.1 percent and fuel price neutralized1 unit costs increased 2.8 percent. The increase in fuel price neutralized unit costs was entirely driven by capacity reductions related to the Iraqi War.

         Comparing the September 2003 quarter to the June 2003 quarter illustrates Delta's progress on its company-wide profit improvement initiatives. Despite an 8 percent increase in capacity, operating expenses, excluding unusual items, for the September 2003 quarter were flat with the June 2003 quarter. Delta's increased productivity and efficiencies allowed for significant capacity growth during the quarter at the same operating costs.

         "Delta continues to make progress on its profit improvement initiatives to reduce costs and enhance revenue," said M. Michele Burns, executive vice president and chief financial officer. "Moreover, while the full impact is not immediate, our strategic plan will deliver sustainable savings for the long-term, particularly as the industry recovers and grows."

         In the September 2003 quarter, Delta's fuel hedging program reduced costs by $26 million, pretax. Delta hedged 53 percent of its jet fuel requirements in the quarter at an average price of $0.79 per gallon, excluding fuel taxes. Delta's total fuel price for the September 2003 quarter was $0.79 per gallon.

         The load factor for the September 2003 quarter was 76.9 percent, a 2.6 point increase as compared to the September 2002 quarter. System capacity was down 6.3 percent and mainline capacity was down 9.4 percent on a year-over-year basis. While Delta continues to see some growth in passenger demand, traffic has not fully returned to pre-war levels; therefore, some capacity reductions remain in place.

         Guidance on fuel hedging, capacity and unit costs is provided in Table 2 below.

LIQUIDITY AND FINANCING TRANSACTIONS

         As of Sept. 30, 2003, Delta had $2.9 billion in cash, of which $2.7 billion is unrestricted. Delta also had unencumbered aircraft with an estimated base value of $2.3 billion, of which approximately $400 million is eligible under Section 1110 of the U.S. Bankruptcy Code2.

         Delta had positive cash flow from operations for the September 2003 quarter of $201 million and generated an operating profit for two out of the three months.

         In September 2003, Delta completed a debt exchange offer for $300 million principal amount of its 6.65 percent senior notes due 2004, of which $64.1 million was tendered by holders for cash and new 10.0 percent senior notes due 2008. Delta also completed a debt exchange offer for $500 million principal amount of its 7.7 percent senior notes due 2005, of which $197.8 million was tendered by holders for new 10.0 percent senior notes due 2008. In total, Delta paid $47 million in cash; issued an aggregate of $248 million principal amount of the new 10.0 percent senior notes; and deferred until 2008 net debt maturities totaling $220 million.

FLEET TRANSACTIONS SUBSEQUENT TO SEPTEMBER 2003 QUARTER

         Delta today announced that it has entered into a definitive agreement with a third party to sell 11 Boeing 737-800 aircraft scheduled for delivery to Delta in 2005. This transaction is expected to reduce Delta's capital expenditures by approximately $500 million through 2005.

         Delta will recognize a charge of $26 million, net of tax, in the December 2003 quarter as a result of its agreement to sell the 11 B737-800 aircraft. This transaction also includes an option for the third party to purchase up to 10 additional aircraft scheduled for delivery to Delta in 2006 and 2007, subject to mutual agreement on terms and conditions.

         In addition to the sale of the 11 B737-800 aircraft, Delta will defer until 2008 delivery of eight additional B737-800 aircraft also scheduled for delivery in 2005. Delta currently intends to accept delivery of two B777-200 aircraft in 2005 as scheduled.

         "Providing Delta's customers with an unmatched network of service remains a priority for Delta as we continue to explore every available option to reduce costs and enhance liquidity," said Burns. "Taking this step to reduce capital expenditures is the prudent thing to do at this time and will not reduce our ability to serve our customers."

       The chart below details Delta's planned mainline aircraft deliveries, following the transactions announced today.


                                              NEW DELIVERY SCHEDULE AS    PLANNED DELIVERY SCHEDULE
DELIVERY YEAR            AIRCRAFT TYPE           OF OCTOBER 13, 2003         AS OF JUNE 30, 2003

    2005                 Boeing 737-800                  0*                           19
    2005                 Boeing 777-200                   2                            2
    2006                 Boeing 737-800                  19                           19
    2006                 Boeing 777-200                   3                            3
    2007                 Boeing 737-800                  23                           23
    2008                 Boeing 737-800                   8                            0


         * Reflects the planned sale of 11 Boeing 737-800 aircraft and deferral of eight B737-800 aircraft

EXPLANATION OF UNUSUAL ITEMS

September 2003 Quarter

     In the September 2003 quarter, Delta recorded a $9 million gain, net of tax, on the extinguishment of debt related to the debt exchange previously discussed and a $1 million charge, net of tax, related to derivative and hedging activities accounted for under Statement of Financial Accounting Standard (SFAS) No. 133. The attached Consolidated Statement of Operations for the September 2003 quarter shows Delta's net loss as reported under GAAP, as well as net loss excluding these items. Delta believes this information is helpful to investors to evaluate recurring operational performance because (1) the extinguishment of debt is not representative of core operations; and (2) the SFAS 133 charge reflects volatility in earnings driven by changes in the market, which are beyond the company's control.

September 2002 Quarter

     In the September 2002 quarter, Delta recorded charges related to (1) the writedown of certain MD-11 and B727-200 aircraft and MD-11 spare parts inventory and (2) the temporary carrying costs of surplus pilots and grounded aircraft, as well as gains related to (1) compensation received under the Air Transportation Safety and System Stabilization Act, (2) the adjustment to actual requirements of certain restructuring reserves, and
(3) SFAS 133 derivatives. These items totaled a net charge of $114 million, net of tax. In addition to the net loss as reported under GAAP, Delta also discloses net loss excluding these items because it believes this information is helpful to investors to evaluate recurring operational performance. For further information, please see Note 1 to the attached Consolidated Statements of Operations.

OTHER MATTERS

         Attached to this earnings release are Delta's Consolidated Statements of Operations for the three and nine months ended Sept. 30, 2003, and 2002; a statistical summary for those periods; selected balance sheet data as of Sept. 30, 2003, and Dec. 31, 2002; and a reconciliation of certain GAAP to non-GAAP financial measures.

         Delta will host a Webcast to discuss its quarterly earnings today, Oct. 14, at 10:00 a.m. Eastern Time. The Webcast is available via the Internet at www.delta.com/inside/investors/index.jsp.

         Delta Air Lines, the world's second largest airline in terms of passengers carried and the leading U.S. carrier across the Atlantic, offers 6,130 flights each day to 453 destinations in 82 countries on Delta, Song, Delta Shuttle, Delta Connection and Delta's worldwide partners. Delta is a founding member of SkyTeam, a global airline alliance that provides customers with extensive worldwide destinations, flights and services. For more information, please go to delta.com.

GUIDANCE


                      Table 2                                 Q4 2003                    Full Year
                                                                                           2003
                      -------                                 -------                    ---------
Percent of projected aircraft fuel requirements                 47%                         66%
hedged
Average aircraft fuel hedge price per gallon                    76(cent)                    78(cent)
(excluding fuel tax)
Capacity                                                    Down 2 to 3%               Down 5 to 6%
(year-over-year change)
Unit costs, excluding unusual items                     Up approximately 2%             Up 5 to 6%
(year-over-year change)(3)
Fuel price neutralized unit costs,                      Up approximately 1%         Up approximately 3%
excluding unusual items(3,4)
(vs. prior year unit costs, excluding unusual
items)

ENDNOTES

(1) The amount of operating cost incurred per available seat mile during a reporting period, adjusting the average fuel price per gallon for that period to equal the average fuel price per gallon for the corresponding period in the prior year.

(2) For a discussion of the method used to estimate the value of Delta's unencumbered aircraft, please see page 33 of Delta's Form 10-Q for the quarter ended June 30, 2003, which was filed with the Securities and Exchange Commission on August 13, 2003. Given the difficult business environment, there is no assurance that Delta will have access to financing using these aircraft as collateral. In any event, the amount that could be financed using these aircraft would be significantly less than their base value.

(3) Delta is unable to reconcile this financial measure to unit costs under GAAP for the periods presented because Delta cannot project specific unusual items that may occur in the periods presented. Please see Note 1 to the Consolidated Statements of Operations for GAAP and non-GAAP unit costs for 2002.

(4) Average aircraft fuel price per gallon was $0.76 for the three months ended December 31, 2002 and $0.67 for the twelve months ended December 31, 2002.

Statements in this news release that are not historical facts, including statements regarding Delta's beliefs, expectations, intentions or strategies, may be "forward-looking statements" within the meaning of section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the beliefs, expectations, intentions and strategies reflected in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, the effects of terrorist attacks, military conflicts, the state of the domestic and international economy, demand for air travel, the availability and cost of aircraft fuel, competitive factors in the airline industry and the outcome of negotiations on collective bargaining agreements and other labor issues. Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in Delta's Securities and Exchange Commission filings, including its Form 10-K for the year ended December 31, 2002 and its Registration Statement on Form S-4 filed with the Commission on September 5, 2003. Caution should be taken not to place undue reliance on Delta's forward-looking statements, which represent Delta's views only as of October 14, 2003, and which Delta has no current intention to update.


                                     # # #


                                                                   1003/392-DUK
                                                                      03SeptQtr

                             DELTA AIR LINES, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
           (unaudited; in millions, except share and per share data)


                                                  Three Months Ended
                                                     September 30,
                                             ------------------------------              Percent
                                               2003                  2002                 Change
                                             --------              --------              -------

Operating Revenues:
  Passenger                                  $  3,201              $  3,165                1.1%
  Cargo                                           113                   112                0.9%
  Other, net                                      129                   143               (9.8%)
    Total operating revenues                    3,443                 3,420                0.7%
Operating Expenses:
  Salaries and related costs                    1,564                 1,555                0.6%
  Aircraft fuel                                   482                   468                3.0%
  Depreciation and
    amortization                                  298                   289                3.1%
  Contracted services                             208                   256              (18.8%)
  Landing fees and other rents                    214                   213                0.5%
  Aircraft maintenance materials
    and outside repairs                           162                   182              (11.0%)
  Aircraft rent                                   182                   175                4.0%
  Other selling expenses                          128                   141               (9.2%)
  Passenger commissions                            52                    72              (27.8%)
  Passenger service                                86                    95               (9.5%)
  Asset writedowns, restructuring
    and related items                              (7)                  225             (103.1%)
  Stabilization Act compensation                   --                   (34)                --
  Other                                           155                   168               (7.7%)
    Total operating expenses                    3,524                 3,805               (7.4%)
Operating Loss                                    (81)                 (385)              79.0%
Other Income (Expense):
  Interest expense                               (186)                 (165)             (12.7%)
  Interest income                                   9                     9                 --
  Gain from sale of investments                     1                    --                 --
  Gain on extinguishment of debt                   15                    --                 --
  Fair value adjustments of
    SFAS 133 derivatives                           (1)                   10              (110.0%)
  Misc. income (expense), net                     (11)                    4                 --
    Total other income (expense)                 (173)                 (142)             (21.8%)
Loss Before Income Taxes                         (254)                 (527)              51.8%
Income Tax Benefit                                 90                   201              (55.2%)

Net Loss                                         (164)                 (326)              49.7%
Preferred Stock Dividends                          (4)                   (4)                --
Net Loss Available
  To Common Shareowners                      $   (168)             $   (330)              49.1%
Basic And Diluted Loss
  Per Share                                  $  (1.36)             $  (2.67)              49.1%

Net Loss Excluding
  Unusual Items (Note 1)                     $   (172)             $   (212)              18.9%
Basic and Diluted Loss Per Share
  Excluding Unusual Items
     (Note 1)                                $  (1.43)             $  (1.75)              18.3%
Operating Margin                                 (2.4%)               (11.3%)              8.9 pts.

                             DELTA AIR LINES, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
           (unaudited; in millions, except share and per share data)

                                                   Nine Months Ended
                                                     September 30,
                                             ------------------------------              Percent
                                               2003                  2002                 Change
                                             --------              --------              -------

Operating Revenues:
  Passenger                                  $  9,181              $  9,260               (0.9%)
  Cargo                                           340                   332                2.4%
  Other, net                                      384                   405               (5.2%)
    Total operating revenues                    9,905                 9,997               (0.9%)
Operating Expenses:
  Salaries and related costs                    4,790                 4,619                3.7%
  Aircraft fuel                                 1,428                 1,208               18.2%
  Depreciation and
    amortization                                  895                   861                3.9%
  Contracted services                             659                   760              (13.3%)
  Landing fees and other rents                    644                   627                2.7%
  Aircraft maintenance materials
    and outside repairs                           465                   548              (15.1%)
  Aircraft rent                                   544                   532                2.3%
  Other selling expenses                          367                   426              (13.8%)
  Passenger commissions                           157                   268              (41.4%)
  Passenger service                               242                   287              (15.7%)
  Asset writedowns, restructuring
    and related items                              36                   288              (87.5%)
  Appropriations Act
    reimbursements                               (398)                   --                 --
  Stabilization Act compensation                   --                   (34)                --
  Other                                           496                   554              (10.5%)
    Total operating expenses                   10,325                10,944               (5.7%)
Operating Loss                                   (420)                 (947)              55.6%
Other Income (Expense):
  Interest expense                               (541)                 (481)             (12.5%)
  Interest income                                  26                    29              (10.3%)
  Gain (loss) from sale of
    investments                                   284                    (3)                --
  Fair value adjustments of
    SFAS 133 derivatives                          (16)                  (33)             (51.5%)
  Misc. income (expense), net                     (10)                   19             (152.6%)
    Total other income (expense)                 (257)                 (469)              45.2%
Loss Before Income Taxes                         (677)               (1,416)              52.2%
Income Tax Benefit                                231                   507              (54.4%)

Net Loss                                         (446)                 (909)              50.9%
Preferred Stock Dividends                         (12)                  (11)              (9.1%)
Net Loss Available
  To Common Shareowners                      $   (458)             $   (920)              50.2%
Basic and Diluted Loss
  Per Share                                  $  (3.71)             $  (7.46)              50.3%
Net Loss Excluding
 Unusual Items (Note 1)                      $   (835)             $   (728)             (14.7%)
Basic and Diluted Loss Per Share
  Excluding Unusual Items
     (Note 1)                                $  (6.87)             $  (5.99)             (14.7%)
Operating Margin                                 (4.2%)                (9.5%)              5.3 pts.

                             DELTA AIR LINES, INC.
                              STATISTICAL SUMMARY
                                  (unaudited)

                                                 Three Months Ended
                                                     September 30,
                                              ------------------------------            Percent
                                              2003                     2002              Change
                                              ------                  ------            -------

Revenue Psgr Miles (millions)                 26,536                  27,364              (3.0%)
Available Seat Miles
 (millions)                                   34,509                  36,840              (6.3%)
Passenger Mile Yield (cents)                   12.06                   11.57               4.2%
Operating Revenue Per
 Available Seat Mile (cents)                    9.98                    9.28               7.5%
Passenger Revenue Per
 Available Seat Mile (cents)                    9.28                    8.59               8.0%
Operating Cost per
 Available Seat Mile (cents)                   10.21                   10.33              (1.2%)
Operating Cost per Available
 Seat Mile - Excluding (cents)
 (Note 1)                                      10.21                    9.81               4.1%
Fuel Price Neutralized
 Operating Cost per
 Available Seat Mile (cents)                   10.08                       *                 *
Fuel Price Neutralized
 Operating Cost per Available
 Seat Mile - Excluding (cents)
 (Note 1)                                      10.08                       *                 *
Passenger Load Factor
 (percent)                                     76.89                   74.28              2.61 pts.
Breakeven Passenger Load
 Factor (percent)                              78.83                   83.29             (4.46)pts.
Breakeven Passenger Load
 Factor - Excluding (percent)
 (Note 1)                                      78.83                   78.80              0.03 pts.
Psgrs Enplaned (thousands)                    27,059                  27,713              (2.4%)
Revenue Ton Miles (millions)                   2,996                   3,098              (3.3%)
Cargo Ton Miles (millions)                       342                     362              (5.5%)
Cargo Ton Mile Yield (cents)                   32.99                   31.01               6.4%
Fuel Gallons Consumed
 (millions)                                      609                     656              (7.2%)
Average Price Per Fuel Gallon,
  net of hedging gains (cents)                 79.15                   71.33              11.0%
Number of Aircraft in Fleet,
  End of Period                                  829                     822               0.9%
Full-Time Equivalent Employees,
  End of Period                               70,100                  76,000              (7.8%)

                                                  Nine Months Ended
                                                     September 30,
                                              ------------------------------            Percent
                                              2003                     2002              Change
                                              ------                  ------            -------

Revenue Psgr Miles (millions)                 73,494                  76,913              (4.4%)
Available Seat Miles
 (millions)                                   99,747                 106,439              (6.3%)
Passenger Mile Yield (cents)                   12.49                   12.04               3.7%
Operating Revenue Per
 Available Seat Mile (cents)                    9.93                    9.39               5.8%
Passenger Revenue Per
 Available Seat Mile (cents)                    9.20                    8.70               5.7%
Operating Cost per
 Available Seat Mile (cents)                   10.35                   10.28               0.7%
Operating Cost per Available
 Seat Mile - Excluding (cents)
 (Note 1)                                      10.71                   10.04               6.6%
Fuel Price Neutralized
 Operating Cost per
 Available Seat Mile (cents)                   10.05                       *                 *
Fuel Price Neutralized
 Operating Cost per Available
 Seat Mile - Excluding (cents)
 (Note 1)                                      10.41                       *                 *
Passenger Load Factor
 (percent)                                     73.68                   72.26              1.42 pts.
Breakeven Passenger Load
 Factor (percent)                              77.05                   79.65             (2.60)pts.
Breakeven Passenger Load
 Factor - Excluding (percent)
 (Note 1)                                      79.90                   77.66              2.24 pts.
Psgrs Enplaned (thousands)                    77,938                  79,758              (2.3%)
Revenue Ton Miles (millions)                   8,374                   8,789              (4.7%)
Cargo Ton Miles (millions)                     1,024                   1,098              (6.7%)
Cargo Ton Mile Yield (cents)                   33.17                   30.28               9.5%
Fuel Gallons Consumed
 (millions)                                    1,768                   1,889              (6.4%)
Average Price Per Fuel Gallon,
  net of hedging gains (cents)                 80.80                   63.93              26.4%
Number of Aircraft in Fleet,
  End of Period                                  829                     822               0.9%
Full-Time Equivalent Employees,
  End of Period                               70,100                  76,000              (7.8%)

SELECTED BALANCE SHEET DATA:

                                          September 30,      December 31,
                                              2003               2002
                                          -------------      ------------
                                           (unaudited)
(in millions)

Cash and cash equivalents                    $ 2,727          $ 1,969
Restricted cash                                  205              134
Total assets                                  25,761           24,720
Total debt, including current
    maturities                                12,442           10,740
Capital lease obligations,
    current and long-term                        101              127
Total shareowners' equity                        497              893


Note 1: The following tables show reconciliations of certain financial measures adjusted for the items shown below.


                                              Three Months Ended                        Nine Months Ended
                                                  September 30,                            September 30,
                                          -----------------------------           -------------------------------
                                             2003                2002                2003                  2002
                                          ---------           ---------           ----------           ----------
(in millions)

Net loss                                  $    (164)          $    (326)          $     (446)          $     (909)
Unusual items, net of tax:
  Pension benefits for workforce
   reductions                                    --                  --                   27                   --
  Loss on extinguishment of ESOP Notes           --                  --                    9                   --
  Gain on extinguishment of debt                 (9)                 --                   (9)                  --
  Appropriations Act reimbursements              --                  --                 (251)                  --
  Stabilization Act compensation                 --                 (22)                  --                  (22)
  Sale of Worldspan investment                   --                  --                 (176)                  --
  Surplus pilots / grounded aircraft             --                  11                   --                   51
  Asset impairments                              --                 139                   --                  139
  Restructuring and other reserve
   reversals                                     --                  (8)                  --                   (8)
  Fair value adjustments of
   SFAS 133 derivatives                           1                  (6)                  11                   21
Total unusual items, net of tax                  (8)                114                 (389)                 181
Net loss excluding unusual items          $    (172)          $    (212)          $     (835)          $     (728)

Basic and diluted loss per share          $   (1.36)          $   (2.67)          $    (3.71)          $    (7.46)
Unusual items, net of tax:
  Pension benefits for workforce
   reductions                                    --                  --                 0.22                   --
  Loss on extinguishment of ESOP Notes           --                  --                 0.07                   --
  Gain on extinguishment of debt              (0.08)                 --                (0.08)                  --
  Appropriations Act reimbursements              --                  --                (2.03)                  --
  Stabilization Act compensation                 --               (0.18)                  --                (0.18)
  Sale of Worldspan investment                   --                  --                (1.42)                  --
  Surplus pilots / grounded aircraft             --                0.09                   --                 0.42
  Asset impairments                              --                1.13                   --                 1.13
  Restructuring and other reserve
   reversals                                     --               (0.07)                  --                (0.07)
  Fair value adjustments of
   SFAS 133 derivatives                        0.01               (0.05)                0.08                 0.17
Total unusual items, net of tax               (0.07)               0.92                (3.16)                1.47
Basic and diluted loss per share
 excluding unusual items                  $   (1.43)          $   (1.75)          $    (6.87)          $    (5.99)


                                              Three Months Ended                        Nine Months Ended
                                                  September 30,                            September 30,
                                          -----------------------------           -------------------------------
                                             2003                2002                2003                  2002
                                          ---------           ---------           ----------           ----------
(in millions)

Operating expenses                        $   3,524           $   3,805           $   10,325           $   10,944
Unusual items:
  Asset impairments                              --                (220)                  --                 (220)
  Restructuring and other reserve
   reversals                                     --                  13                   --                   13
  Stabilization Act compensation                 --                  34                   --                   34
  Pension benefits for workforce
   reductions                                    --                  --                  (43)                  --
  Appropriations Act reimbursements              --                  --                  398                   --
  Surplus pilots / grounded aircraft             --                 (18)                  --                  (81)
Total unusual items                              --                (191)                 355                 (254)

Operating expenses
  excluding unusual items                 $   3,524           $   3,614           $   10,680           $   10,690

Unit costs                                    10.21(cent)         10.33(cent)          10.35(cent)          10.28(cent)
Unusual items:
  Asset impairments                              --               (0.60)                  --                (0.21)
  Restructuring and other reserve
   reversals                                     --                0.04                   --                 0.02
  Stabilization Act compensation                 --                0.09                   --                 0.03
  Pension benefits for workforce
   reductions                                    --                  --                (0.04)                  --
  Appropriations Act reimbursements              --                  --                 0.40                   --
  Surplus pilots / grounded aircraft             --               (0.05)                  --                (0.08)
Total unusual items                              --               (0.52)                0.36                (0.24)
Unit costs excluding unusual items            10.21(cent)          9.81(cent)          10.71(cent)          10.04(cent)

Breakeven load factor                         78.83%              83.29%               77.05%               79.65%
Unusual items:
  Asset impairments                              --               (5.16)                  --                (1.72)
  Restructuring and other reserve
   reversals                                     --                0.31                   --                 0.11
  Stabilization Act compensation                 --                0.78                   --                 0.26
  Pension benefits for workforce
   reductions                                    --                  --                (0.35)                  --
  Appropriations Act reimbursements              --                  --                 3.20                   --
  Surplus pilots / grounded aircraft             --               (0.42)                  --                (0.64)
Total unusual items                              --               (4.49)                2.85                (1.99)
Breakeven load factor
 excluding unusual items                      78.83%              78.80%               79.90%               77.66%

                                                     Three Months Ended        Nine Months Ended
                                                        September 30,            September 30,
                                                             2003                    2003
                                                     ------------------        -----------------
(in millions, except where noted)

Fuel price neutralized unit costs(1)(3):
Operating expenses                                        $    3,524              $   10,325
Less fuel expense                                               (482)                 (1,428)
Plus current year fuel gallons
  x prior year fuel price(2)(4)                                  434                   1,130
Fuel price neutralized operating expenses                      3,476                  10,027
ASMs                                                          34,509                  99,747
Fuel price neutralized unit costs(cents)                       10.08                   10.05
vs. corresponding prior period
 unit costs(cents)                                             10.33                   10.28
Change                                                          (2.4%)                  (2.2%)

(in cents, except where noted)
Fuel price neutralized unit costs - excluding:
Fuel price neutralized unit costs                              10.08                   10.05
Items excluded:
  Pension benefits for workforce reductions                       --                   (0.04)
  Appropriations Act reimbursements                               --                    0.40
Fuel price neutralized unit costs - excluding                  10.08                   10.41
  vs. corresponding prior period
  unit costs - excluding                                        9.81                   10.04
Change                                                           2.8%                    3.7%


(1) Operating cost per available seat mile (ASM), adjusting average fuel price per gallon for the period to equal the average fuel price per gallon for the corresponding period in the prior year.

(2) 609 million gallons x 71.33 cents/gallon for the three months ended Sept. 30, 2003.

(3) We believe this non-GAAP financial measure assists investors in understanding the impact of changes in fuel costs on our operations.

(4) 1,768 million gallons x 63.93 cents/gallon for the nine months ended Sept. 30, 2003.


                                              Three Months Ended
                                                  June 30,
                                                    2003
                                             ------------------
(in millions)

Operating expenses                                $3,111
Unusual items:
  Appropriations Act reimbursements                  398
Operating expenses
  excluding unusual items                         $3,509

                                                                    Attachment B

October 14, 2003

Dear Investors and Analysts,

To make more efficient use of the time allocated for this morning's conference call, we are providing detailed variance information on our operating and non-operating expenses to assist you in analyzing Delta's September 2003 quarterly results. This information is intended to supplement that provided in the conference call (scheduled for 10:00 a.m. ET today) and in the earnings release. Please see Note 1 to the Consolidated Statements of Operations for a reconciliation of certain financial measures including and excluding unusual items. September quarter revenue performance will be discussed in the conference call.

Please feel free to call me at 404-715-6679 if you have any questions. Thank you for your continued support of Delta Air Lines.

Gail Grimmett

                    SUPPLEMENTAL SEPTEMBER 2003 QUARTER DATA

SEPTEMBER 2003 QUARTER VS. SEPTEMBER 2002 QUARTER

-        Total operating expenses for the quarter decreased 7% to $3.5 billion.
         Operating expenses, excluding unusual items, decreased 2% to $3.5 billion on a 6.3% decrease in capacity.

-        Excluding unusual items, Delta's total unit cost increased 4.1% to
         10.21 cents from 9.81 cents and fuel price neutralized unit costs increased 2.8% to 10.08 cents from 9.81 cents.

- Salaries and related costs increased 1% due primarily to increased pension expense, growth at ASA and Comair, and contractual increases for pilots, offset by headcount reductions.

- Aircraft fuel expense increased 3% due primarily to an increase in fuel prices, offset by capacity reductions and fuel efficiencies. Delta's average fuel price per gallon, including hedge proceeds, increased 11% to 79.15 cents from 71.33 cents.

- Depreciation and amortization increased 3% due primarily to regional jet aircraft purchases and amortization of completed technology projects.

- Contracted services expense decreased 19% due primarily to the suspension of air carrier security fees, reduced spending initiatives and lower capacity.

- Landing fees and other rents were relatively flat due primarily to increased facility rents in certain markets offset by lower landing fees resulting from decreased capacity.

- Aircraft maintenance materials and outside repairs decreased 11% primarily due to reduced maintenance volume and materials consumption resulting from process improvement initiatives, decreased capacity and fleet simplification.

- Aircraft rent expense increased 4% due primarily to B-737 aircraft returned to service during 2003 and sale leaseback transactions.

- Other selling expenses decreased 9% due primarily to lower booking and credit card fees resulting from decreased capacity, partially offset by increased advertising costs for Song.

- Passenger commissions declined by 28% primarily due to lower commission rates.

- Passenger service expense decreased 9% due primarily to capacity reductions and other cost savings initiatives.

- Other expenses decreased 8% primarily due to lower insurance costs and other cost savings initiatives across the company.

- Interest expense increased 13% primarily as a result of higher levels of debt outstanding.

OTHER ITEMS

Aircraft Fleet

Our aircraft fleet, orders, options and rolling options at October 13, 2003 are summarized in the following table. Options have scheduled delivery slots. Rolling options replace options and are assigned delivery slots as options expire or are exercised.

                                          CURRENT FLEET
                                   --------------------------------
                                                                                                      ROLLING
     AIRCRAFT TYPE                 OWNED        LEASED        TOTAL        ORDERS       OPTIONS       OPTIONS
     -------------                 -----        ------        -----        ------       -------       -------
     B-737-200                       4           48            52             -            -             -
     B-737-300                       -           26            26             -            -             -
     B-737-800                      71            -            71            50(1)        60           227
     B-757-200                      77           44           121             -           20            38
     B-767-200                      15            -            15             -            -             -
     B-767-300                       4           24            28             -            -             -
     B-767-300ER                    51            8            59             -           10             8
     B-767-400                      21            -            21             -           24             -
     B-777-200                       8            -             8             5           20            10
     MD-11                           8            6            14             -            -             -
     MD-88                          63           57           120             -            -             -
     MD-90                          16            -            16             -            -             -
     ATR-72                          4           15            19             -            -             -
     CRJ-100/200                   104          122           226             -          178             -
     CRJ-700                        33            -            33            25          157             -
                                   ---          ---           ---           ---          ---           ---
     Total                         479          350           829            80          469           283
                                   ===          ===           ===           ===          ===           ===

(1) Excludes 11 B-737-800 aircraft to be sold by Delta to a third party under a definitive agreement entered into in October 2003.


                                       2